   As filed with the Securities and Exchange Commission on August 7, 1998
                                                   Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            METRO-GOLDWYN-MAYER INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                              95-4605850
    (State or Other Jurisdiction                                (I.R.S. Employer
  of Incorporation or Organization)                          Identification Number)

         2500 Broadway Street                                         90404
       SANTA MONICA, CALIFORNIA                                    (Zip Code)
(Address of Principal Executive Offices)

                              THE MGM SAVINGS PLAN
                            (Full Title of the Plan)

                             DAVID G. JOHNSON, ESQ.
              SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            METRO-GOLDWYN-MAYER INC.
                              2500 BROADWAY STREET
                        SANTA MONICA, CALIFORNIA  90404
                    (Name and Address of Agent for Service)
                                 (310) 449-3000
         (Telephone Number, Including Area Code, of Agent for Service)
                                 ------------

                                  Copies to:
                             BRUCE D. MEYER, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                            333 SOUTH GRAND AVENUE
                        LOS ANGELES, CALIFORNIA  90071
                                (213) 229-7000
                             -------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

----------------------------------------------------------------------------------------------------------------------------------
    TITLE OF SECURITIES           AMOUNT TO BE          PROPOSED MAXIMUM              PROPOSED MAXIMUM             AMOUNT OF
     TO BE REGISTERED            REGISTERED (1)      OFFERING PRICE PER SHARE      AGGREGATE OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share                     1,000,000                 N/A                       $18,250,000 (2)              $5,384 (2)
----------------------------------------------------------------------------------------------------------------------------------

 (1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c), also registers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
 (2) Calculated pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 6, 1998, which was $18.25.
================================================================================

Metro-Goldwyn-Mayer Inc.
August 7, 1998
Page 2


                                     PART I

ITEM 1.  PLAN INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) the Registrant's annual report on Form 10-K for the year ended December 31, 1997, filed on March 18, 1998;

(2) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998, filed on May 12, 1998;

(3) the Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1998, filed on August 5, 1998;

(4)  the Registrant's report on Form 8-K dated February 6, 1998;

(5)  the Registrant's report on Form 8-K dated July 24, 1998; and

(6) the description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form 8-A (File No. 1-13481), as filed with the Commission on October 14, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to

Metro-Goldwyn-Mayer Inc.
August 7, 1998
Page 3



constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to the Registrant and its stockholders for monetary damages for breaches of fiduciary duty as a director. However, in accordance with the DGCL, such provision does not limit the liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of dividends, stock purchases or redemptions that violate the DGCL or
(iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Certificate of Incorporation and Bylaws of the Registrant also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Registrant will indemnify each of the officers and directors of the Registrant (or their estates, if applicable), and may indemnify any employee or agent of the Registrant (or their estates, if applicable), who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant or is or was serving at the request of Registrant as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant will so indemnify such officer or director, and may so indemnify such employee or agent (if indemnification is authorized by the Board of Directors), in the case of such actions (whether or not by or in the right of the Registrant) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding other than by or in the right of the Registrant, had no reasonable cause to believe such
person's conduct was unlawful.   With respect to indemnification other than by
or in the right of the Registrant, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful. No indemnification will be made in connection with actions by or in the right of the Registrant in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. In addition, to the fullest extent permitted

Metro-Goldwyn-Mayer Inc.
August 7, 1998
Page 4



by the DGCL, expenses (including attorneys' fees), judgments, fines incurred by and amount paid in settlement may be advanced by the Registrant prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on the behalf of such director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized in accordance with the DGCL and the Registrant's Certificate of Incorporation. The Registrant's Certificate of Incorporation and Bylaws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

     The Registrant currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance coverage is deemed by the Board of Directors to be adequate to cover any liabilities.

     The Registrant has entered into indemnification agreements with its directors, its executive officers and certain other officers providing for indemnification by the Registrant, including in circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Registrant and each of the other parties thereto, thus preventing the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     5     Opinion of Gibson, Dunn & Crutcher LLP.

           The undersigned Registrant hereby represents that it has submitted the Plan and undertakes to submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under
           Section 401 of the Internal Revenue Code.

     23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

     23.2  Consent of Arthur Andersen LLP.

     23.3  Consent of PricewaterhouseCoopers LLP.

     24    Power of Attorney (included on the signature page hereof).

     99.1  The MGM Savings Plan.

Metro-Goldwyn-Mayer Inc.
August 7, 1998
Page 5



ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on this 7th day of August, 1998.

                                    METRO-GOLDWYN-MAYER INC.

                                     By: /s/ David G. Johnson
                                         ----------------------------------
                                                  David G. Johnson
                                           Senior Executive Vice President
                                                 and General Counsel

     Each person whose signature appears below constitutes and appoints David G. Johnson and Daniel J. Taylor, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURES                             Title                                    Date
         ----------                             -----                                    ----
/s/ Frank G. Mancuso
-------------------------------        Chairman of the Board of Directors           August 7, 1998
       Frank G. Mancuso                and Chief Executive Officer
                                       (Principal Executive Officer)

/s/ A. Robert Pisano                   Vice Chairman and Director                   August 7, 1998
-------------------------------
A. Robert Pisano

/s/ Daniel J. Taylor                   Chief Financial Officer (Principal           August 7, 1998
-------------------------------        Financial and Accounting Officer)
Daniel J. Taylor

 /s/ James D. Aljian                   Director                                     August 7, 1998
-------------------------------
James D. Aljian

/s/ Francis Ford Coppola               Director                                     August 7, 1998
-------------------------------
Francis Ford Coppola

/s/ Michael R. Gleason                 Director                                     August 7, 1998
-------------------------------
Michael R. Gleason

                                       Director
-------------------------------
Kirk Kerkorian

/s/ Kerry M. Stokes                    Director                                     August 7, 1998
-------------------------------
Kerry M. Stokes

/s/ Alex Yemenidjian                   Director                                     August 7, 1998
-------------------------------
Alex Yemenidjian

/s/ Jerome B. York                     Director                                     August 7, 1998
-------------------------------
Jerome B. York

Metro-Goldwyn-Mayer Inc.
August 7, 1998
Page 2



     Pursuant to the requirements of the Securities Act, the person who administers the MGM Savings Plan has duly executed this Registration Statement on Form S-8 in the city of Santa Monica, state of California, on this 7th day of August, 1998.

                                          By: /s/ WILLIAM A. JONES
                                              --------------------
                                              Name: William A. Jones
                                              Title: Plan Committee Chairman

                                 EXHIBIT INDEX

Exhibit         Description
-------         -----------
5               Opinion of Gibson, Dunn & Crutcher LLP.
23.1            Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
23.2            Consent of Arthur Andersen LLP.
23.3            Consent of PricewaterhouseCoopers LLP.
24              Power of Attorney (included on the signature page hereof).
99.1            The MGM Savings Plan.